EXHIBIT 32.1

MABWE MINERALS INC.

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER

AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mariposa Health, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Curtis Riley, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 15, 2015

/s/ Curtis Riley

Curtis Riley

Chief Executive Officer and Chief Financial Officer

(principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.